UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 25, 2004

                          Amcast Industrial Corporation
                          -----------------------------
             (Exact name of Registrant as specified in its charter)

              Ohio                          1-9967                31-0258080
(State or other jurisdiction of          (Commission            (IRS Employer
incorporation or organization)           File Number)        Identification No.)


7887 Washington Village Drive, Dayton, Ohio                                45459
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)

                                  937-291-7000
                                  ------------
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 25, 2004, the Board of Directors of Amcast Industrial Corporation (the "Company") appointed Richard A. Smith as Interim Vice President of Finance and Chief Financial Officer (the Company's principal financial and accounting officer), effective November 5, 2004, the effective date of the resignation of Francis J. Drew, who resigned as Vice President of Finance and Chief Financial Officer of the Company, on October 25, 2004.

Mr. Smith, 58, has been a director of the Company since December, 2003. Mr. Smith served as Executive Vice President and Chief Financial Officer of Lennox International, Inc. (a leading provider of climate control solutions for heating, air conditioning and refrigeration markets) from 2001 through August, 2004. Prior to that, Mr. Smith was Chief Financial Officer and Chief Administrative Officer for Zonetrader.com, a leading provider of full-service asset management solutions.

Mr. Smith will resign as a member of the Company's Audit Committee, effective with his appointment as Interim Vice President of Finance and Chief Financial Officer.


Item 9.01, Financial Statements and Exhibits

        (c) Exhibits

        The Following exhibit is filed as part of this Form 8-K:


               Number         Description of Exhibit

                99.1          Press Release dated October 26, 2004


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            AMCAST INDUSTRIAL CORPORATION


Date:  October 28, 2004                     By: /s/ Jeffrey A. McWilliams
                                               --------------------------
                                               Jeffrey A. McWilliams
                                               Vice President Administration and
                                               Secretary